Exhibit 10.1

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (this “Amendment”) is entered into on August 27, 2026 between Hycroft Mining Holding Corporation (“Employer”) and Rebecca A. Jennings (“Employee”).

WHEREAS, Employer and Employee previously entered into an Employment Agreement, dated May 29, 2024, and an Amendment No. 1 to Employment Agreement, dated March 3, 2025 (collectively, the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend the Employment Agreement to reflect the certain changes related to Employee’s promotion.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, in each case effective as of August 27, 2026:

1.	The Employment Agreement is amended so that any references to Employee’s role as “Senior Vice President, General Counsel, and Corporate Secretary” set forth therein shall be replaced with references to Employee’s role as “Executive Vice President, General Counsel, and Corporate Secretary.”

2.	The first sentence of Paragraph 4(a) of the Employment Agreement is amended to read as follows:

“The Company shall pay a base annual salary of US$450,000 (“Base Salary”) to the Employee, payable in accordance with the normal payroll practices of the Company and which shall be subject to applicable withholdings, deductions and taxes.”

3.	Paragraph 4(b) of the Employment Agreement is amended in its entirety to read as follows:

“(b) Incentive Compensation. The Employee will be eligible to participate in any annual performance bonus plans and long-term incentive plans established or maintained by the Company for its senior Employee officers. The Employee’s target incentive annual cash bonus shall be set at 80% of the Employee’s Base Salary, with bonus payments ranging from 0 to 200% of the bonus target based upon specific individual and corporate performance metrics under any cash bonus plan to be determined from time to time by the Board or Compensation Committee thereof. Any bonus earned by the Employee will be paid in accordance with the Company’s standard practice, which shall not be later than March 15 of the year following the end of the calendar year in which the Employee earns and vests in the right to receive the bonus or compensation as determined by the Board, or the Compensation Committee.”

4.	Paragraph 4(e) of the Employment Agreement is amended to replace the reference to “four (4) weeks” therein with a reference to “five (5) weeks.”

5.	Paragraph 5(c)(i) of the Employment Agreement is amended in its entirety to read as follows:

“(c) An amount in cash equal to 1.5 multiplied by the Employee’s Base Salary. This amount will be paid in equal installments during the 18-month period after termination in accordance with the Company’s normal payroll practices, provided, however, that any installments that would otherwise be payable within the first 60 days following the date of the Employee’s termination will be paid to the Employee on the 60th day following such termination.”

6.	Paragraph 5(c)(ii) of the Employment Agreement is amended to replace the reference to “12-month anniversary” therein with a reference to “18-month anniversary.”

7.	The first sentence of Paragraph 6(a)(i) of the Employment Agreement is hereby deleted and replaced with the following:

“An amount equal to 2.0 multiplied by the Employee’s Base Salary.”

8.	The first sentence of Paragraph 6(a)(ii) of the Employment Agreement is hereby deleted and replaced with the following:

“An amount in cash equal to 2.0 multiplied by Executive’s Annual Bonus.”

9.	Paragraph 6(a)(iii) of the Employment Agreement is amended to replace the reference to “18-month anniversary” therein with a reference to “24-month anniversary.”

10.	This Amendment may be executed in separate counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

11.	This Amendment and the Employment Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

12.	Except as otherwise provided herein, the Employment Agreement shall continue in full force and effect in accordance with its terms.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Diane R. Garrett
Name:	Diane R. Garrett
Title:	Executive Chairman and Chief Executive Officer

EMPLOYEE

/s/ Rebecca A. Jennings
Rebecca A. Jennings